AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          SHELBOURNE PROPERTIES II L.P.

            This Amendment, dated as of March 16, 2004 ("Amendment") to the Second Amended and Restated Agreement of Limited Partnership, dated as of April 16, 2001 (as amended from time to time, the "Partnership Agreement") of Shelbourne Properties II L.P. (the "Partnership"), is made and entered into by and among (i) Shelbourne Properties II GP, LLC, as general partner ("SPGP"),
(ii) Shelbourne Properties II, Inc., HX Investors, L.P. and Shelbourne Management LLC (together with SPGP, the "Partners") and (iii) Shelbourne Properties GP, Inc. ("Newco").

            WHEREAS, pursuant to that certain agreement dated as of January 15, 2003, as amended March 16, 2004, by and among Presidio Capital Investment Company, LLC, a Delaware limited liability company ("PCIC"), certain subsidiaries of PCIC listed on the signature pages thereto, NorthStar Capital Investment Corp., Shelbourne Management LLC, Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., Shelbourne Properties III, Inc., Shelbourne Properties I L.P., Shelbourne Properties II L.P., Shelbourne Properties III L.P., and HX Investors, L.P. (the "ACCOR Agreement"), the Partnership intends to effect a Complete Redemption (as defined in the ACCOR Agreement).

            WHEREAS, the parties deem it advisable to amend the Partnership Agreement to reflect (i) the admission of Newco as a general partner and (ii) the withdrawal of SPGP as a general partner, effective concurrently with the Complete Redemption.

            NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Effective immediately prior to the Complete Redemption, Newco is hereby admitted as a general partner of the Partnership with a 1% interest in the profits and losses of the Partnership (provided that until the Complete Redemption Newco's interest shall be limited to an interest in the Excluded Properties, as such term is defined in the ACCOR Agreement) and, immediately following the Complete Redemption, Newco shall be the sole general partner of the Partnership.

      2. Effective concurrently with the Complete Redemption, SPGP hereby withdraws as a general partner of the Partnership.

      3. As soon as practicable following the Complete Redemption, SPGP shall file an amendment to the Partnership's Certificate of Limited Partnership reflecting the admission of Newco as a general partner of the Partnership and the withdrawal of SPGP as a general partner of the Partnership.

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      4. Each of the Partners consents to the admission of Newco as a general partner and the withdrawal of SPGP as a general partner, as provided in this Agreement.

      5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one original agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the said counterpart.

      6. This Amendment shall be governed in all respects by the laws of the State of Delaware (but not including the choice of law rules thereof).

      7. Except as hereby expressly modified, the Partnership Agreement, as amended, shall otherwise be unchanged, shall remain in full force and effect, and is hereby ratified and confirmed in all respects.


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

      IN WITNESS WHEREOF, each of the undersigned has executed or has caused this Amendment to be duly executed on its behalf as of the day and year first written above.


                                             SHELBOURNE PROPERTIES II GP, LLC

                                             By: Shelbourne Properties II, Inc.,
                                                  its Sole Member

                                             By: /s/ Peter Braverman
                                                 -------------------------------
                                                 Peter Braverman
                                                 Executive Vice President


                                             SHELBOURNE PROPERTIES II, INC.

                                             By: /s/ Peter Braverman
                                                 -------------------------------
                                                 Peter Braverman
                                                 Executive Vice President


                                             SHELBOURNE MANAGEMENT LLC

                                             By: /s/ Steven B. Kauff
                                                 -------------------------------
                                             Name:  Steven B. Kauff
                                             Title: Authorized Signatory


                                             HX INVESTORS L.P.

                                             By: Exeter Capital Corporation, its
                                                  general partner

                                             By: /s/ Peter Braverman
                                                 -------------------------------
                                             Name:  Peter Braverman
                                             Title: Executive Vice President


                                             SHELBOURNE PROPERTIES GP, INC.

                                             By: /s/ Steven B. Kauff
                                                 -------------------------------
                                             Name:  Steven B. Kauff
                                             Title: Vice President


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